SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: 5-23-2005
(Date of earliest event reported)

GOLD BANC CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 451-8050

Item 8.01          Other Events

          On May 20, 2005, the Registrant issued a press release announcing that the District Court for Washita County, Oklahoma had granted Gold Bank’s motion to dismiss with prejudice a proposed class action case filed by H.D. Young, et al. against the Registrant, GBC Kansas, Inc., and Gold Bank, a Kansas bank.  The ruling is subject to confirmation in a written order by the Court, which may be appealed by the plaintiffs.  The press release is attached hereto as exhibit 99.1 and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits

99.1     Press Release, dated May 20, 2005

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.
Dated: May 23, 2005	By:	/s/ Richard J. Tremblay

Richard J. Tremblay Chief Financial Officer